McGladrey LLP

100 NE Third Avenue, Suite 300
Fort Lauderdale, FL 33301
O 954.462.6300 F 954.462.4607
www.mcgladrey.com

January 14, 2015

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Electronic Cigarettes International Group Ltd.'s statements included under Item 4.01 of its Form 8-K filed on January 14, 2015 and we agree with such statements concerning our firm.

McGladrey LLP

McGladrey LLP